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                                                                   Exhibit 23.03

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99114) pertaining to Law Companies Group, Inc. 401(k) Savings Plan of our report dated March 29, 1996, except for Notes 3 and 7, as to which the date is May 17, 1996 with respect to the consolidated financial statements and schedule of Law Companies Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                          \s\Ernst & Young LLP
                                          --------------------
                                             Ernst & Young LLP

Atlanta, Georgia
June 27, 1996